Exhibit 99.1

Press Contact: Barry Holt 203-517-3110 Barry.Holt@isg-one.com

Investor Contact: David Berger 203-517-3104 David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS

Fourth-Quarter Revenues of $53.2 million, up 4% from prior year in constant currency

Record Q4 Adjusted EBITDA of $6.3 million; Adjusted EPS of $0.06, both up 20%

Strong operating results drove year-end cash balance to $27.7 million, up 28%

STAMFORD, Conn., March 12, 2015 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“Our fourth-quarter revenue growth was driven by a double-digit increase in Europe,” said Michael P. Connors, chairman and chief executive officer, ISG.  “We delivered record fourth-quarter adjusted EBITDA which, like our adjusted earnings per share for the quarter, was up 20%.  Investments in the firm’s recurring revenue streams—Research, Managed Services and longer-term public sector contracts—led to fourth-quarter and full-year growth of 19%.  The  expansion of our digital capabilities—cloud, digitization and automation— and our enhanced Service and Integration Management (SIAM) solutions are just a few examples of the investments we are making in the future of our firm that will strengthen our capabilities and increase our ability to produce sustainable shareholder value.

“Our prudent use of capital—including debt repayments of more than $3 million to lower our leverage ratios, share buybacks exceeding $5 million during 2014, the payment of our first special dividend, and the completion of two bolt-on acquisitions—demonstrates our commitment to maximizing shareholder returns on capital.  Demand is stronger to start 2015 than a year ago, especially in the Americas, and we remain confident in our strategy and relentless in our drive to execute with excellence,” Connors added.

Fourth-Quarter 2014 Results

ISG reported fourth-quarter revenues of $53.2 million, up 4% in constant currency and flat on a reported basis, from $53.4 million in the fourth quarter of 2013.  Revenues were $23.2 million in Europe (up 18% from the same period in 2013), $25.4 million in the Americas (down 6%), and $4.6 million in Asia Pacific (down 2%), with rates in constant currency.

ISG reported operating income of $3.3 million, up 12% from operating income of $3.0 million in the fourth quarter of 2013.  Net income for the fourth quarter was $0.7 million, down from $1.0 million in 2013, due to higher stock compensation expense.  Reported fully diluted earnings per share (EPS) in the fourth quarter were $0.02 per share compared with $0.03 per share for the same period in 2013.  Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, foreign currency transaction gains/losses, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, all adjustments on a tax-adjusted basis) for the fourth quarter was $2.2 million, up 5% compared with adjusted net income of $2.1 million in the prior year.  Adjusted earnings per share of $0.06 per share on a fully diluted basis were up 20% from $0.05 per share in the prior year.

Fourth-quarter 2014 adjusted EBITDA (a non-GAAP measure defined as earnings before interest, taxes, depreciation, foreign currency transaction gains/losses, gain on extinguishment of debt, bargain purchase gain, amortization and non-cash stock compensation) was $6.3 million, up 20% from $5.2 million in the fourth quarter of 2013. The 2014 fourth-quarter results included a charge totaling $0.1 million for a performance-based liability tied to the STA Consulting earn-out that will be paid in the future, compared with $0.7 million in the prior-year period.

Full-Year 2014 Results

ISG reported full-year revenues of $209.6 million, basically flat on a constant currency and reported basis with the prior-year total of $211.0 million.  Revenues were $84.1 million in Europe (up 11% from the same period in 2013), $105.9 million in the Americas (down 7%) and $19.6 million in Asia Pacific (down 3%), with rates in constant currency.

Operating income for the full year was $12.7 million, a $1.0 million increase from operating income of $11.7 million in 2013.  Net income for the full year was $6.3 million up 32% from net income of $4.8 million in 2013.  Reported fully diluted EPS for the full year was $0.16, up 23% from $0.13 in 2013.  ISG’s full-year 2014 adjusted net income totaled $11.6 million, an increase of 10% from the prior year’s adjusted net income of $10.5 million. Diluted adjusted EPS for the full year was $0.30, up 11% compared with $0.27 in 2013.

Full-year adjusted EBITDA was $23.2 million, up 5% in constant currency (3% on a reported basis) from $22.6 million in 2013.  The 2014 results included a charge totaling $0.5 million for a performance-based liability tied to the STA Consulting earn-out that will be paid in the future, versus a $1.3 million charge in 2013.

Returning Cash to Shareholders

ISG continues to return cash to shareholders through share repurchases and a special dividend.

Share Repurchase Activity

During the fourth quarter of 2014, ISG repurchased $1.0 million of ISG shares.  For the full year, the company bought back $5.3 million of ISG shares.

Special Dividend

On December 2, 2014, ISG announced a special dividend of $0.14 per share on the company’s issued and outstanding shares of common stock. This cash dividend, totaling $5.2 million in the aggregate, was paid on January 28, 2015, to shareholders of record as of January 15, 2015.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $27.7 million at December 31, 2014, an increase of $6.0 million from September 30, 2014.  The increase in cash balances from September 30, 2014 was principally attributable to strong operating results, partially offset by $1.8 million in non-operating use of cash for debt repayments and repurchases of stock. Total outstanding debt at December 31, 2014, was $53.4 million, compared with $54.2 million at September 30, 2014.

2015 Full-Year Revenue and Adjusted EBITDA Guidance

For 2015, ISG is targeting growth in revenues in the range between 6% and 8% and growth in adjusted EBITDA between 10% and 15%, excluding the impact of currency.

“Based on increased demand thus far in 2015, our committed multi-year Managed Services contracts, an expected rebound in growth in the Americas and ongoing sustained performance in Europe, we are excited about our growth prospects.  Cognizant of broader global macroeconomic conditions, we believe that the fundamentals of our business and the industry overall remain strong and that our markets will continue to provide attractive growth opportunities for ISG.  Our longer-term goal remains unchanged: high single-digit revenue growth and adjusted EBITDA operating leverage of at least 1.5 times the rate of revenue growth,” said Connors.  “ISG remains the leader in our space, committed to expanding the breadth and depth of our information, advice and support to help clients digitally transform their enterprises and achieve operational excellence.”

Conference Call

ISG has scheduled a call at 9:00 a.m. Eastern Time, Friday, March 13, 2015, to discuss the Company’s fourth-quarter and full-year financial results. The call can be accessed by dialing 1-888-504-7963, or 001-719-325-2329 for international callers.  The access code is 9101560.

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About Information Services Group

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 900 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2014 and December 31, 2013.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain) and adjusted net income (defined as net income plus amortization of intangible assets, foreign currency transaction gains/losses, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, all adjustments on a tax-adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2013 to August 31, 2013), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenues	$53,230	$53,440	$209,617	$210,982
Operating expenses
Direct costs and expenses for advisors	31,336	31,518	124,132	123,985
Selling, general and administrative	16,676	17,062	65,434	67,823
Depreciation and amortization	1,872	1,873	7,373	7,473
Operating income	3,346	2,987	12,678	11,701
Interest income	6	5	18	20
Interest expense	(705)	(604)	(2,229)	(2,712)
Gain on extinguishment of debt	—	—	—	79
Bargain purchase gain	—	—	146	—
Foreign currency transaction loss	(33)	(27)	(145)	(45)

Income before taxes	2,614	2,361	10,468	9,043
Income tax provision	1,887	1,404	4,164	4,267
Net income	727	957	6,304	4,776
Net income attributable to noncontrolling interest	70	—	126	—
Net income attributable to ISG	$657	$957	$6,178	$4,776

Weighted average shares outstanding:
Basic	36,702	37,071	37,086	36,810
Diluted	38,333	38,614	38,693	38,687

Earnings per share attributable to ISG:
Basic	$0.02	$0.03	$0.17	$0.13
Diluted	$0.02	$0.03	$0.16	$0.13

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net income attributable to ISG	$657	$957	$6,178	$4,776
Plus:
Net income attributable to noncontrolling interest	70	—	126	—
Interest expense (net of interest income)	699	599	2,211	2,692
Income taxes	1,887	1,404	4,164	4,267
Depreciation and amortization	1,872	1,873	7,373	7,473
Gain on extinguishment of debt	—	—	—	(79)
Bargain purchase gain	—	—	(146)	—
Foreign currency transaction	33	27	145	45
Non-cash stock compensation	1,038	367	3,107	3,385
Adjusted EBITDA	$6,256	$5,227	$23,158	$22,559

Net income attributable to ISG	$657	$957	$6,178	$4,776
Plus:
Non-cash stock compensation	1,038	367	3,107	3,385
Intangible amortization	1,420	1,437	5,581	5,827
Gain on extinguishment of debt	—	—	—	(79)
Bargain purchase gain	—	—	(146)	—
Foreign currency transaction	33	27	145	45
Tax effect (1)	(947)	(696)	(3,301)	(3,488)
Adjusted net income attributable to ISG	$2,201	$2,092	$11,564	$10,466

Weighted average shares outstanding:
Basic	36,702	37,071	37,086	36,810
Diluted	38,333	38,614	38,693	38,687

Adjusted earnings per share attributable to ISG:
Basic	$0.06	$0.06	$0.31	$0.28
Diluted	$0.06	$0.05	$0.30	$0.27

(1) Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2014	Three Months Ended	Constant currency	December 31, 2013
	December 31, 2014	impact (1)	Adjusted	December 31, 2013	impact (1)	Adjusted
Revenue	$53,230	$1,807	$55,037	$53,440	$(412)	$53,028
Operating income	$3,346	$516	$3,862	$2,987	$(315)	$2,672
Adjusted EBITDA	$6,256	$532	$6,788	$5,227	$(293)	$4,934

			Twelve Months Ended			Twelve Months Ended
	Twelve Months Ended	Constant currency	December 31, 2014	Twelve Months Ended	Constant currency	December 31, 2013
	December 31, 2014	impact (1)	Adjusted	December 31, 2013	impact (1)	Adjusted
Revenue	$209,617	$650	$210,267	$210,982	$(250)	$210,732
Operating income	$12,678	$278	$12,956	$11,701	$(164)	$11,537
Adjusted EBITDA	$23,158	$282	$23,440	$22,559	$(142)	$22,417

(1) Foreign currency rates based on exchange rates on an average of daily spot rates from January 1, 2013 to August 31, 2013